As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CANDEL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2214851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Candel Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Candel Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Paul Peter Tak, M.D., Ph.D.

President and Chief Executive Officer

Candel Therapeutics, Inc.

117 Kendrick St, Suite 450

Needham, MA 02494

(Name and address of agent for service)

(617) 916-5445

(Telephone number, including area code, of agent for service)

Copies to:

William D. Collins, Esq.

Finnbarr D. Murphy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 relating to the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (“the “2021 ESPP”) (together, the “Plans”) of Candel Therapeutics, Inc. is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plans has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the registrant’s registration statements on Form S-8 (File Nos. 333-258279, 333-263961, 333-270967 and 333-278294) is hereby incorporated by reference and made a part of this registration statement, except as presented below in Part II, Item 8. Exhibits.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2021).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2021).

4.3	Amendment to the Amended and Restated Bylaws of Candel Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 30, 2024).

4.4	Second Amended and Restated Investors’ Rights Agreement (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, State of Massachusetts, on this 13th day of March, 2025.

CANDEL THERAPEUTICS, INC.

By:	/s/ Paul Peter Tak
Name: Paul Peter Tak, M.D., Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Paul Peter Tak, M.D., Ph.D. and Charles Schoch, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Paul Peter Tak	President, Chief Executive Officer and Director	March 13, 2025
Paul Peter Tak, M.D., Ph.D.	Principal Executive Officer

/s/ Charles Schoch	Interim Chief Financial Officer	March 13, 2025
Charles Schoch	Principal Financial Officer and Principal Accounting Officer

/s/ Paul B. Manning	Director	March 13, 2025
Paul B. Manning

/s/ Edward J. Benz, Jr.	Director	March 13, 2025
Edward J. Benz, Jr., M.D.

/s/ Renee Gaeta	Director	March 13, 2025
Renee Gaeta

/s/ Nicoletta Loggia	Director	March 13, 2025
Nicoletta Loggia

/s/ Christopher Martell	Director	March 13, 2025
Christopher Martell

/s/ Gary J. Nabel	Director	March 13, 2025
Gary J. Nabel, M.D., Ph.D.

/s/ Diem Nguyen	Director	March 13, 2025
Diem Nguyen, Ph.D., M.B.A.

/s/ Joseph C. Papa	Director	March 13, 2025
Joseph C. Papa